FIRST AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

This First Amendment (the “Amendment”) to the Agreement and Plan of Merger (the “Original Agreement”), dated as of September 8, 2021, by and among Oqton, Inc., a Delaware corporation (the “Company”), 3D Systems Corporation, a Delaware corporation (“Parent”), 3DS Merger Sub 1, Inc., a Delaware corporation and wholly owned direct subsidiary of Parent (“Merger Sub I”), 3DS Merger Sub 2, Inc., a Delaware corporation and wholly owned direct subsidiary of Parent (“Merger Sub II”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the stockholders’ representative (the “Stockholders’ Representative”), is entered into effective October 29, 2021. Capitalized terms used but not defined herein shall have the meanings set forth in the Original Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Revised Base Amount. The definition of “Base Amount” is hereby amended and restated to mean: –$1,273,000.

2.Revision to Company Expenses. Clause (g) of the definition of “Company Expenses” is hereby amended and restated to read as follows:

    “(g) all premiums, taxes, commissions, fees and other payments payable to the R&W Insurer and Marsh related to the R&W Policy,”

3.Acknowledgment and Survival; Miscellaneous. Except as specifically set forth herein, all other terms and provisions of the Original Agreement shall remain unaffected by the terms of this Amendment, and shall continue in full force and effect. In the event of any conflict between the terms of the Original Agreement and this Amendment, the terms of this Amendment shall govern. The execution and delivery of this Amendment shall not, except as expressly provided herein, constitute a waiver or amendment of (a) any provision of the Original Agreement, or (b) any right, power, or remedy of any party under the Original Agreement. The headings contained in this Amendment are intended solely for convenience and shall not affect the rights of the parties to this Amendment or the Original Agreement. This Amendment shall be deemed a part of, and construed in accordance with, the Original Agreement. This Amendment may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Amendment. This Amendment, to the extent signed and delivered by means of electronic transmission in portable document format (“pdf”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of electronic transmission in pdf to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine or electronic transmission in pdf as a defense to the formation or enforceability of a contract and each such party forever waives any such defense. This Amendment and any claim or controversy hereunder shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to its conflicts of laws principles.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

COMPANY:
OQTON, INC.

By: /s/ Benjamin Schrauwen
Name: Benjamin Schrauwen
Title: Chief Executive Officer

PARENT:
3D SYSTEMS CORPORATION

By: /s/ Andrew M. Johnson
Name: Andrew M. Johnson
Title: Executive Vice President, Chief Legal Officer and Secretary

MERGER SUB I:
3DS MERGER SUB 1, INC.

By: /s/ Andrew M. Johnson
Name: Andrew M. Johnson
Title: President and Secretary

MERGER SUB II:
3DS MERGER SUB 2, INC.

By: /s/ Andrew M. Johnson
Name: Andrew M. Johnson
Title: President and Secretary

[Signature Page to First Amendment to Agreement and Plan of Merger]